Exhibit (a)(1)N)

Ocata Stockholders:
TTo help lock-in Astellas Pharma’s ACT NOW $8.50 tender offer for your shares
Astellas’ offer provides Ocata stockholders a substantial premium
The offer represents:
Premium to Ocata’s average share price
90%
On the day prior
95%
Over the month prior
Acquisition
announcement 101%
3 months prior
0 20% 40% 60% 80% 90% 100%
A leading investment bank agrees: Astellas’ offer is fair to Ocata Stockholders
We do not expect tender o_er competition. We think the o_er is fair and note that our previous 12-month price target was $9. We do not expect another o_er at this time.
Caroline Corner,
Cantor Fitzgerald analyst
_ NOV. 10, 2015
Ocata’s Board of Directors unanimously approved the acquisition and recommends that Stockholders accept Astellas’ offer
Ocata’s Board of Directors determined that this transaction is in
THE BEST INTERESTS
of the Ocata Stockholders and recommended that they tender their shares into the offer.
Ocata’s R&D pipeline and Astellas’ global capabilities will together better harness innovative science and drive value for patients through increased access to regenerative medicine
OCATA STOCKHOLDERS:
ACT NOW
TO HELP ENSURE YOU RECEIVE THIS SUBSTANTIAL PREMIUM
THERE CAN BE NO ASSURANCE
as to the price at which the Ocata shares will trade if the tender offer is not completed successfully
QUESTIONS?
If you have questions about the offer, or are unclear about what to do, please contact the information agent:
Georgeson Inc. at (866) 278-8941.

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and Astellas’ and Ocata’s beliefs and expectations and statements about Astellas’ proposed acquisition of Ocata, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Astellas and Ocata are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Astellas’ or Ocata’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to Ocata, see the discussion of risks and uncertainties in Ocata’s annual report on Form 10-K for the fiscal year ended December 31, 2014, its most recent Quarterly Report on Form 10-Q, and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and neither Astellas nor Ocata undertakes any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Important Additional Information

This communication is provided for informational purposes only. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the Offer to Purchase, the Letter of Transmittal and other documents relating to the Offer) that Astellas Pharma Inc. and Laurel Acquisition Inc. filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2015. In addition, Ocata Therapeutics, Inc. (“Ocata”) filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer Statement on November 19, 2015. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY OCATA’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. Such documents have been made available to Ocata’s stockholders at no expense to them at www.ocata.com. In addition, you may obtain copies of these documents (and all other Offer Documents filed with the SEC) at no charge on the SEC’s website: www.sec.gov.

OCATA’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT OFFER DOCUMENTS FILED WITH THE SEC BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFER, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.